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CUSIP No. 71-934 8104                13D/A                      Page 8 of 20

                                                                      EXHIBIT 1

                            CERTIFICATE OF CORRECTION

                                       OF

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                                 PHOTOLOFT, INC.


         Edward MacBeth and Lisa Marshall certify that:

         1. They are the President and Secretary, respectively, of PhotoLoft, Inc., a corporation organized and existing under the State of Nevada (the "Company").

         2. The instrument being corrected is entitled "Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of PhotoLoft.com", and said instrument was filed with the Secretary of State of the State of Nevada on May 17, 2000.

         3. Section 2(d)(i) of said Certificate of Designation, as corrected, should read as follows:

          (i) HOLDER(S) DELIVERY REQUIREMENTS. To convert Series B Preferred Shares into full shares of Common Stock at any time within thirty (30) days of the date of issuance of the Series B Preferred Shares (and, in no case later than said thirtieth (30th) day after the date of issuance) (the "Conversion Date"), the holder(s) thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Eastern Standard Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto (the "CONVERSION NOTICE") to the Company or its designated transfer agent (the "TRANSFER AGENT"), and (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original certificates representing the Series B Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "PREFERRED STOCK CERTIFICATES") and the originally executed Conversion Notice.


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CUSIP No. 71-934 8104                13D/A                      Page 9 of 20

         4. Section 2(e) of said Certificate of Designation, as corrected, should read as follows:

         (e) MANDATORY CONVERSION. On the first to occur of (i) the thirtieth
(30th) day from the date of issuance of the Series B Preferred Shares or (ii) a sale of all or substantially all of the Company's assets to another Person (as defined below) or a merger or similar transaction which is effected in such a way that the Company is not the surviving entity or shares of Common Stock of the Company are to be cancelled in exchange for value (referred to herein as in "ORGANIC CHANGE") (for purposes of this Agreement, "PERSON" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof), then all such Series B Preferred Shares shall automatically be converted as of such date (all Series B Preferred Shares shall be converted as of the closing of said Organic Change as if the holder(s) of such Series B Preferred Shares had given the Conversion Notice on the date of such closing and the Conversion Date had been fixed as of the date of such closing) in accordance with this Section 2, and all holders of Series B Preferred Shares shall within two (2) business days thereafter surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or its Transfer Agent. No person shall thereafter have any rights in respect of Series B Preferred Shares, except the right to receive shares of Common Stock on conversion thereof as provided in this Section 2.

         5. That said Sections, as corrected, conform the wording of the amended Sections to that adopted by the Board of Directors of the Company.

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CUSIP No. 71-934 8104                13D/A                      Page 10 of 20

IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed by Edward MacBeth, its President, and Lisa Marshall, its Secretary, as of the 28th day of July, 2000.


PHOTOLOFT.COM


By: /s/ Edward MacBeth
    -----------------
Name: Edward MacBeth
Title: President


By: /s/ Lisa Marshall
    -----------------
Name:  Lisa Marshall
Title:  Secretary

[Notarization]